Exhibit 4.8

PROGENITY, INC.

AMENDMENT NO. 3 TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

May 27, 2021

This Amendment No. 3 (this “Amendment”) to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of August 27, 2019 (the “Agreement”), by and among Progenity, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A thereto (each, an “Investor” and collectively, the “Investors”), and the holders of Common Stock listed on Exhibit B thereto, as previously amended by Amendment No. 1 to the Agreement, dated November 10, 2020 and Amendment No. 2 to the Agreement, dated December 7, 2021. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and the Investors desire to amend the Agreement as set forth below;

WHEREAS, the undersigned Investors represent the holders of a majority of the Registrable Securities outstanding on the date of this Amendment and, as such, together with the Company, have the right, power and authority pursuant to Section 4.4 of the Agreement to execute and deliver this Amendment and amend the Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	The following defined term on Section 1(a)(xv) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, including any shares of Common Stock issued on or before the date hereof, upon conversion of preferred stock of the Company outstanding at any time, other than shares for which registration rights have terminated pursuant to Section 2.15 hereof, (ii) the shares of Common Stock issued pursuant to the Common Stock Purchase Agreement, dated as of August 8, 2016, by and between the Company and BCI, other than shares for which registration rights have terminated pursuant to Section 2.15 hereof, (iii) the shares of Common Stock issuable or issued upon conversion of the Warrant Shares (or, following a Qualified IPO, issuable upon exercise of the Warrant), other than shares for which registration rights have terminated pursuant to Section 2.15 hereof; (iv) shares of Common Stock issuable or issued upon the conversion of the Unsecured Convertible Promissory Note dated May 8, 2020, issued to Athyrium Opportunities 2020 LP; (v) the shares of Common Stock issuable or issued upon exercise of the Convertible Notes, other than shares for which registration rights have terminated pursuant to Section 2.15 hereof; (vi) the shares of Common Stock issued pursuant to the Stock Purchase Agreement, dated as of May 31, 2021, by and between the Company, Athyrium Opportunities III Acquisition LP, and Athyrium Opportunities III Co-Invest 1 LP, other than shares for which registration rights have terminated pursuant to Section 2.15 hereof; and (vii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i) through (vi); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a Person in a transaction in which such Person’s rights under this Agreement are not assigned. Notwithstanding the foregoing, such shares of Common Stock shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) or Rule 144 thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, and (C) the Holder thereof is entitled to exercise any right provided in Section 2 in accordance with Section 2.15 below.

2.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.

This Amendment and the rights and obligations of the parties hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

4.	Except as expressly provided in this Amendment, all terms and provisions of the Agreement shall remain unmodified and in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

COMPANY:

PROGENITY, INC.

By:	/s/ Harry Stylli
Name:	Harry Stylli
Title:	Chief Executive Officer

(Signature Page to Amendment No. 3 to the Fourth Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

INVESTORS:

/s/ Harry Stylli
Name: Harry Stylli

(Signature Page to Amendment No. 3 to the Fourth Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

INVESTORS:

ATHYRIUM OPPORTUNITIES FUND (A) LP

By:	Athyrium Opportunities Associates LP,
its General Partner

By:	Athyrium Opportunities Associates GP LLC,
the General Partner of Athyrium
Opportunities Associates LP

By	/s/ Andrew C. Hyman

Name:	Andrew C. Hyman

Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES FUND (B) LP

By:	Athyrium Opportunities Associates LP,
its General Partner

By:	Athyrium Opportunities Associates GP LLC,
the General Partner of Athyrium
Opportunities Associates LP

By	/s/ Andrew C. Hyman

Name:	Andrew C. Hyman

Title:	Authorized Signatory

(Signature Page to Amendment No. 3 to the Fourth Amended and Restated Investors’ Rights Agreement)

ATHYRIUM OPPORTUNITIES III ACQUISITION 2 LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

By:	Athyrium Opportunities Associates III GP LLC,
the General Partner of Athyrium
Opportunities Associates III LP

By	/s/ Rashida Adams

Name:	Rashida Adams

Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES III CO- INVEST 1 LP

By:	Athyrium Opportunities Associates Co-
Invest LLC,
its General Partner

By	/s/ Rashida Adams

Name:	Rashida Adams

Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES 2020 LP

By:	Athyrium Opportunities Associates III LP,
its General Partner

By:	Athyrium Opportunities Associates III GP LLC,
the General Partner of Athyrium
Opportunities Associates III LP

By	/s/ Rashida Adams

Name:	Rashida Adams

Title:	Authorized Signatory

(Signature Page to Amendment No. 3 to the Fourth Amended and Restated Investors’ Rights Agreement)